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Exhibit 23
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                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statement of Royal Appliance Mfg. Co. on Form S-8 (File No. 33-44802) of our report dated February 11, 1997, on our audits of the consolidated financial statements and financial statement schedule of Royal Appliance Mfg. Co. and Subsidiaries as of December 31, 1996 and 1995, and for the years ended December 31, 1996, 1995 and 1994, which report is included in this Annual Report on Form 10- K.


                                                  Coopers & Lybrand L.L.P.

Cleveland, Ohio
March 25, 1997